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                                                                      EXHIBIT 21


                              PPG INDUSTRIES, INC.
                         AND CONSOLIDATED SUBSIDIARIES
                         -----------------------------

                         SUBSIDIARIES OF THE REGISTRANT

The Registrant is PPG Industries, Inc. There are no subsidiaries for which separate financial statements are filed or included in group financial statements filed for unconsolidated subsidiaries. Material subsidiaries included in the 2000 consolidated financial statements of the Company are:

                                                            Percentage of
United States:                                               Voting Power
                                                             ------------
  PPG Architectural Finishes, Inc. - Delaware.............      100.00%
  PPG Industries Fiber Glass Products, Inc - Delaware.....      100.00
  PPG Industries International, Inc.- Delaware............      100.00
  PPG Industries Ohio, Inc. - Delaware....................      100.00
  PPG Industries Securities, Inc. - Delaware..............      100.00
  PRC-DeSoto International, Inc. - California.............      100.00
  Transitions Optical, Inc. - Delaware....................       51.00
  PPG Auto Glass, LLC - Delaware..........................       66.00

Canadian:
  PPG Canada Inc. - Canada................................      100.00

European:
  Hoba Lacke und Farben GmbH - Germany....................       85.00
  PPG Coatings BV - The Netherlands.......................      100.00
  PPG Coatings S.A. - France..............................      100.00
  PPG Holdings (U.K.) Limited - United Kingdom............      100.00
  PPG Holdings B.V. - The Netherlands.....................      100.00
  PPG Holdings SARL - France..............................      100.00
  PPG Iberica S.A. - Spain................................       60.00
  PPG Industries Belgium SANV - Belgium...................      100.00
  PPG Industries Chemicals B.V. - The Netherlands.........      100.00
  PPG Industries Fiber Glass B.V. - The Netherlands.......      100.00
  PPG Industries France - France..........................      100.00
  PPG Industries Italia S.r.l. - Italy....................      100.00
  PPG Industries Kimya Sanayi ve Ticoret Anonim Sirketi-Turkey  100.00
  PPG Industries Lacke GmbH - Germany.....................      100.00
  PPG Industries Lackfabrik GmbH - Germany................      100.00
  PPG Industries (U.K.) Limited - England................       100.00
  PPG Refinish France - France............................      100.00
  PPG Sipsy S.C.A. - France...............................      100.00
  Transitions Optical Holdings B.V. - The Netherlands.....       51.00
  Transitions Optical Limited - Ireland ..................       51.00

Subsidiaries in other areas:
  American Finishes Limitada(Brazil) - Brazil.............      100.00
  PPG Coatings(Hong Kong) Co. Ltd. - Hong Kong............       60.00
  PPG Coatings(Malaysia)Sdn.Bhd. - Malaysia...............      100.00
  PPG-Feng Tai Company, Limited - Hong Kong...............       55.00
  PPG Industrial Do Brasil Limitada - Brazil..............      100.00
  PPG Japan Ltd.- Japan...................................      100.00
  PPG Industries Argentina S.A. - Argentina...............      100.00
  PPG Industries Australia PTY Limited - Australia........      100.00
  PPG Industries de Mexico, S.A. de C.V. - Mexico.........      100.00
  PPG Industries New Zealand Limited - New Zealand........      100.00
  PPG Packaging Coatings (Suzhou) Co. Ltd - China.........       90.40
  Taiwan Chlorine Industries Ltd. - Taiwan................       60.00
  Transitions Optical Philippines, Inc. - Philippines.....       51.00
  PPG Singapore, Ltd - Singapore  ........................      100.00

Partnerships:
  Glass Plaza Associates - Pennsylvania...................      100.00